Exhibit 5.1

O. 702.949.8200 3993 Howard Hughes Parkway Suite 600 Las Vegas, NV 89169 lewisroca.com

August 24, 2021

Riot Blockchain, Inc. Attn: Jeffrey G. McGonegal 202 6th Street, Suite 401 Castle Rock, CO 80140
RE:	Riot Blockchain, Inc.; Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Riot Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), and pursuant to the Registration Statement on Form S-3 (the “Registration Statement”), of 11,800,000 shares of Company common stock without par value (the “Securities”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon corporate records, certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Corporation Law of the State of Nevada, Nevada Revised Statutes Chapter 78 (“Nevada Corporation Law”), and we express no opinion with respect to any other laws, including any federal securities law, or any state securities or “blue sky” laws or regulations.

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy, and completeness of the factual statements contained in all of such documents; (f) the legal, valid, and binding effect of all such documents on the parties thereto; (g) that the Company will act in accordance with its representations and warranties as set forth in the documents; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement; (i) each person executing relevant documents (other than persons executing documents on behalf of Company) has the legal capacity and authority to do so; and (j) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       The issuance by the Company of the Securities as provided in the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company.

2.       The Securities are validly issued, fully paid and non-assessable shares of common stock of the Company, and the Securities constitute valid and legally binding obligations of Company.

In rendering the foregoing opinions, we have assumed that the Company has complied with any and all applicable notice requirements regarding uncertificated shares pursuant to the Nevada Corporation Law. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LEWIS ROCA ROTHGERBER CHRISTIE LLP

LEWIS ROCA ROTHGERBER CHRISTIE LLP